EXHIBIT 99.1

Arbutus Reports 2018 Second Quarter Financial Results and Provides Corporate Update

- Phase 1a/1b study of AB-506, a second-generation oral capsid inhibitor, initiated

- Phase 1a/1b study of AB-452, a novel and proprietary oral RNA destabilizer, expected to begin in the second half of 2018

- All oral combination Phase 2 study of AB-506 and AB-452 expected to begin by the end of 2019

- Entering second half of year strong financially with $155 million in cash

Second Quarter Conference Call and Webcast Scheduled Today at 4:30 PM ET

WARMINSTER, Pa., Aug. 02, 2018 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS) today reports its 2018 second quarter financial results and provides corporate update. “With the advancement of AB-506 and AB-452 into clinical development, we are laying the groundwork for a potentially similar paradigm shift in HBV as what has been seen in HCV,” said Dr. Mark J Murray, Arbutus’ President and Chief Executive Officer. “Once the Phase 1a/1b studies are completed, our goal is to rapidly initiate an all-oral combination clinical trial using AB-506 and AB-452 with an approved nucleoside analogue drug. We expect this study to begin by the end of 2019 and move us closer to developing a curative treatment for people with HBV.”

Recent Accomplishments and Upcoming Clinical Milestones

Phase 1a/1b study initiated for AB-506, Arbutus’ second generation, and potentially best-in-class, oral capsid inhibitor. The healthy volunteer portion of the study will be followed by dosing cohorts of HBV patients, with top-line results expected in the second quarter of 2019.

The regulatory filing for AB-452, Arbutus’ novel and proprietary RNA destabilizer, is on track for submission in the third quarter, with subject dosing to follow in the fourth quarter of 2018.

Pending completion of the monotherapy Phase 1a/1b studies for AB-506 and AB-452, Arbutus expects to begin an all-oral combination study with AB-506 and AB-452 with an approved nucleoside analogue by the end of 2019.

HBsAg data from the six-week treatment point of patients in the ARB-1467 Phase 2b combination study (with nucleoside analogue), qualifying patients for PEG-IFN add on therapy will be available in Q4.

Partnership with Alnylam

Patisiran is an RNAI therapeutic targeting transthyretin that is being developed as a treatment for hereditary ATTR (hATTR) amyloidosis. Patisiran is currently under Priority Review as a Breakthrough Therapy with the U.S. Food and Drug Administration. The PDUFA date for patisiran is August 11, 2018.

Successful approval of patisiran will trigger a royalty entitlement to Arbutus for the proprietary LNP technology licensed by Arbutus to Alnylam for patisiran.

Genevant

Genevant, a company formed in the second quarter of 2018 and jointly owned by Arbutus and Roivant Sciences, recently announced that it has entered into a strategic partnership with BioNTech AG, an industry leader in mRNA therapy development. BioNTech and Genevant will develop five mRNA products for rare diseases with high unmet medical need under a 50/50 co-development and co-commercialization collaboration.

Genevant and BioNTech have also agreed to a series of exclusive licenses covering the application of Genevant’s proprietary delivery technology for five oncology targets, for which Genevant is eligible to receive significant commercial milestones. This partnership advances Genevant’s goal of having 5-10 programs in the clinic by 2020 across RNAi, mRNA, and gene editing modalities and positions Genevant as a leader in the development of RNA-based therapeutics. Arbutus is entitled to royalties on any product sales by Genevant.

Financial Results

Cash, Cash Equivalents and Investments

As at June 30, 2018, Arbutus had cash, cash equivalents and short-term investments totaling $154.9 million, as compared to $139.0 million in cash and cash equivalents, short-term investments, and restricted investments at December 31, 2017.   The increased cash balance was the result of $66.4 million of gross proceeds received in Q1 2018 from the second tranche Preferred Shares issued to Roivant, offset by cash used in operations.

For further details with respect to the Preferred Shares, please refer to Arbutus’ Proxy materials filed on Schedule 14A with the U.S. Securities and Exchange Commission on December 6, 2017.

Net Income (Loss)

For Q2 2018, net income attributable to common shares was $0.6 million ($0.01 basic income per common share) as compared to a net loss of $18.3 million ($0.33 basic loss per common share) for Q2 2017. The Company recorded a non-cash gain of $24.9 million in the second quarter of 2018 related to the formation of Genevant.  See discussion below in Gain on Investment in Genevant.

Revenue

Revenue was $1.2 million in Q2 2018 as compared to $1.0 million in Q2 2017.

In October 2017, Arbutus entered into a license agreement with Gritstone that entitles Gritstone to research, develop, manufacture and commercialize products with the Company’s LNP technology in exchange for an upfront license payment and potential future milestone and royalty payments.   In April 2018, as part of the license agreement for Arbutus’ delivery technologies, Genevant gained the right to receive 50% of future revenues from Gritstone.  Revenue recognized in Q2 2018 relates to Arbutus’ share of the earned portion of the upfront license fee, as well as services provided to Gritstone.

In addition, Arbutus has ongoing license agreements with Alnylam and Spectrum, under which Arbutus is eligible to receive royalties on sales.

Research, Development, Collaborations and Contracts Expenses

Research, development, collaborations and contracts expenses increased to $16.4 million in Q2 2018 from $15.4 million in Q2 2017. Program R&D expenses increased as the Company’s HBV pipeline expands and progresses further into the clinic. In the first half of 2017, Arbutus initiated a Phase 1 clinical trial for AB-423. In the first half of 2018 the Company initiated a Phase 1a/1b clinical trial POS AB-506 (capsid inhibitor) which has shown striking potency and improved PK over AB-423 in preclinical studies. In the first half of 2018 Arbutus has progressed AB-452 (RNA destabilizer) through IND/CTA enabling work to prepare for a regulatory filing in Q3 2018.  Arbutus also continues to incur costs related to its other programs pre-IND/CTA work on AB-729 (GalNAc-RNAi). The increase in program R&D expenses in Q2 2018 was offset by a decrease of $1.2 million related to non-cash compensation expense related to the expiry of repurchase rights.

General and Administrative

General and administrative expenses were $3.8 million in Q2 2018, as compared to $4.6 million in Q2 2017.

General and administrative expenses decreased in Q2 2018 compared to Q2 2017 primarily due to a decrease in non-cash compensation expense related to the expiry of repurchase rights in Q3 2017, offset by professional fees incurred in Q2 2018 related to the launch of Genevant Sciences.

Gain on Investment in Genevant

As previously announced, on April 11, 2018 Arbutus entered into an agreement with Roivant to form Genevant Sciences, a jointly-owned company focused on the discovery, development, and commercialization of a broad range of RNA-based therapeutics enabled by Arbutus’ proprietary lipid nanoparticle (LNP) and ligand conjugate delivery technologies.  Initially, Arbutus held a 50% ownership interest in Genevant and after additional funding received by Genevant at a stepped-up valuation, at June 30, 2018 Arbutus holds 41% of the outstanding equity of Genevant.   As a result of the equity interest received by Arbutus in exchange for the license of its delivery technologies and other contributed assets, Arbutus has recognized a non-cash gain of $24.9 million during Q2 2018.

Site Consolidation

In February 2018, we announced a site consolidation and organizational restructuring to better align our HBV business in Warminster, PA, by reducing our global workforce and closing our Burnaby facility. In Q1 2018 we began executing our site consolidation plan and substantially completed these activities in Q2 2018. We recorded expenses of $2.6 million in Q2 2018 related to the site consolidation. We expect related total cash expenditures to be approximately $5.0 million and have recognized $4.2 million to June 30, 2018.

Outstanding Shares

The Company had 55.3 million common shares issued and outstanding at June 30, 2018. In addition, the Company had 6.8 million options outstanding and 1.164 million Series A participating convertible preferred shares outstanding, which (including the annual 8.75% coupon) will be mandatorily convertible into 22.6 million common shares on October 18, 2021. Assuming the outstanding options and convertible preferred shares were fully converted, the Company would have had 84.7 million common shares outstanding at June 30, 2018.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)

	June 30,	December 31,
	2018	2017

Cash and cash equivalents	$10.2	$54.3
Short-term investments	144.7	72.1
Accounts receivable	1.3	0.4
Other current assets	1.6	2.6
Restricted investments	—	12.6
Investment in Genevant	27.4	—
Property and equipment, net	10.7	12.2
Intangible assets	58.6	58.6
Goodwill	22.5	24.4
Total assets	$277.0	$237.2
Accounts payable and accrued liabilities	7.4	10.7
Total deferred revenue	1.0	2.7
Deferred lease inducements, net of current portion	0.7	0.7
Liability-classified options	2.1	1.2
Loan payable	—	12.0
Site consolidation accrual	1.1	—
Contingent consideration	9.8	10.5
Deferred tax liability	16.9	16.9
Total stockholders’ equity	238.1	182.5
Total liabilities and stockholders’ equity	$277.0	$237.2

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net income (loss) for the period	$3.1	$(18.3)	$(14.3)	$(36.9)
Net cash used in operating activities	(17.6)	(5.1)	(37.6)	(22.6)
Net cash provided by (used in) investing activities	15.0	(1.4)	(60.7)	21.8
Net cash provided by financing activities	0.7	0.0	55.1	0.4
Effect of foreign exchange rate changes on cash & cash equivalents	(0.4)	0.8	(0.9)	1.2
Net (decrease) increase in cash and cash equivalents	$(2.3)	$(5.7)	$44.1	$0.8
Cash and cash equivalents, beginning of period	12.5	29.9	54.3	23.4
Cash and cash equivalents, end of period	$10.2	$24.2	$10.2	$24.2

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Total revenue	$1.2	$1.0	$2.7	$1.3
Operating expenses
Research, development, collaborations and contracts	16.3	15.4	30.3	29.3
General and administrative	3.8	4.6	7.5	8.9
Depreciation of property and equipment	0.6	0.5	1.2	0.9
Site consolidation	2.6	—	4.2	—
Loss from operations	(22.1)	(19.5)	(40.5)	(37.8)
Other income	25.1	1.2	26.1	0.9
Income tax benefit	—	—	—	—
Net income (loss)	$3.1	$(18.3)	$(14.3)	$(36.9)
Accrual of coupon on convertible preferred shares	(2.5)	—	(4.9)	—
Net income (loss)attributable to common shares	$0.6	$(18.3)	$(19.2)	$(36.9)

UNAUDITED GAAP TO NON-GAAP RECONCILIATION: NET LOSS AND NET LOSS PER SHARE (in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

GAAP net income (loss) attributable to common shares	$0.6	$(18.3)	$(19.2)	$(36.9)
Adjustment:
Gain on investment in Genevant	(24.9)	—	(24.9)	—
Compensation expense of expired repurchase provision rights	—	3.0	—	6.0
Non-GAAP net loss attributable to commons shares	$(24.3)	$(15.3)	$(44.1)	$(30.9)

GAAP net income (loss) attributable to common shares per common share	$0.01	$(0.33)	$(0.31)	$(0.68)
Non-GAAP net loss per common share	$(0.44)	$(0.28)	$(0.80)	$(0.57)

Use of Non-GAAP Financial Measures

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) on a basis consistent for all periods presented. In addition to the results reported in accordance with U.S. GAAP, the Company provides additional measures that are considered “non-GAAP” financial measures under applicable SEC rules. These non-GAAP financial measures should not be viewed in isolation or as a substitute for GAAP net loss and basic and diluted net loss per common share.

The Company evaluates items on an individual basis, and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations, and (iii) whether or not the Company expects it to occur as part of its normal business on a regular basis. In the three months ended June 30, 2018, the Company’s non-GAAP net loss and non-GAAP net loss attributable to common shares per common share excludes the gain on investment related to the launch of Genevant. The Company believes that the exclusion of this item provides management and investors with supplemental measures of performance that better reflect the underlying economics of the Company’s business. In addition, the Company believes the exclusion of this item is important in comparing current results with prior period results and understanding projected operating performance.

Conference Call Today

Arbutus will hold a conference call and webcast today, Thursday, August 2, 2018 at 1:30 PM Pacific Time (4:30 PM Eastern Time) to provide a corporate update. You can access a live webcast of the call through the Investor section of Arbutus' website at www.arbutusbio.com. Alternatively, you can dial 1-866-393-1607 or 1-914-495-8556 and reference conference ID 6966479.

An archived webcast will be available on the Arbutus website after the event. Alternatively, you may access a replay of the conference call by calling 1-855-859-2056 or 1-404-537-3406 and reference conference ID 6966479.

About Arbutus

Arbutus Biopharma Corporation is a publicly traded (Nasdaq: ABUS) biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic Hepatitis B infection. Arbutus is developing multiple drug candidates, each of which have the potential to improve upon the standard of care and contribute to a curative combination regimen.  For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about a paradigm shift in HBV; rapidly initiating an all-oral combination clinical trial using AB-506 and AB-452 with an approved nucleoside analogue drug by the end of 2019; dosing of AB-506 in cohorts of HBV patients, with top-line results expected in 2Q19; regulatory filing for AB-452 in 3Q18, with subject dosing to follow in 4Q18; HBsAg data from the ARB-1467 combination study (with nuc) in 4Q18; FDA approval of patisiran on August 11, 2018, with a royalty to Arbutus; BioNTech and Genevant developing five mRNA products for rare diseases with high unmet medical need under a 50/50 co-development and co-commercialization collaboration; Genevant receiving significant commercial milestones; Genevant’s goal of having 5-10 programs in the clinic by 2020 across RNAi, mRNA, and gene editing modalities; royalties to Arbutus on any product sales by Genevant; royalties to Arbutus on sales by Alnylam and Spectrum; an IND/CTA regulatory filing for AB-452 in 3Q18; total cash expenditures of $5.0 million for the site consolidation; holding a conference call; and delivering a cure for chronic HBV using a drug combination approach.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the timely receipt of expected payments; the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: expected payments, financings, and royalties may not be as large or as timely as expected, if at all; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors
Mark J. Murray
President and CEO
Phone: 604-419-3200
Email: ir@arbutusbio.com

Media
Pam Murphy
Investor Relations Consultant
Phone: 604-419-3200
Email: ir@arbutusbio.com